                                                               Exhibit 11.1
                                                               Page 1 of 3


                        CONTINENTAL AIRLINES, INC.
         STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS (1)
             (In thousands of dollars, except per share data)


                                 Three Months            Six Months
                                Ended June 30,          Ended June 30,
                              1996        1995        1996        1995
Primary:
Weighted average shares
 outstanding. . . . . . .   53,174,956  51,375,872  53,074,397  51,277,954
Dilutive effect of
 outstanding stock
 options, warrants and
 restricted stock grants
 (as determined by the
 application of the
 treasury stock method) .   12,447,030  18,653,522  11,771,173  18,686,822

Weighted average number
 of common shares out-
 standing, as adjusted. .   65,621,986  70,029,394  64,845,570  69,964,776

Income applicable
 to common shares . . . .  $  166,203  $  100,436  $  252,825  $   68,766
Add interest expense
 associated with the
 assumed reduction of
 borrowings, net of
 federal income tax
 effect . . . . . . . . .           -       5,321           -      11,940

Income, as adjusted . . . $   166,203  $  105,757  $  252,825  $   80,706

Per share amount. . . . . $      2.53  $     1.51  $     3.90  $     1.15

(1) On June 26, 1996, the Board of Directors of the Company declared a two-for-one stock split (the "Stock Split") pursuant to which (a) one share of the Company's Class A common stock, par value $.01 per share, was issued for each share of Class A common stock outstanding on July 2, 1996 (the "Record Date") and (b) one share of the Company's Class B common stock, par value $.01 per share, was issued for each share of Class B common stock outstanding on the Record Date. Shares issuable pursuant to the Stock Split were distributed on or about July 16, 1996. All share and earnings per share information for prior periods has been adjusted for the Stock Split.


                                                               Exhibit 11.1
                                                               Page 2 of 3

                        CONTINENTAL AIRLINES, INC.
         STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS (1)
             (In thousands of dollars, except per share data)

                                 Three Months            Six Months
                                Ended June 30,          Ended June 30,
                              1996        1995        1996        1995
Fully diluted:
Weighted average shares
 outstanding. . . . . . .   53,174,956  51,375,872  53,074,397  51,277,954
Dilutive effect of
 outstanding stock
 options, warrants and
 restricted stock grants
 (as determined by the
 application of the
 treasury stock method) .   12,847,344  18,653,522  12,545,049  18,686,822
Dilutive effect of
 Series A debentures. . .            -           -   1,287,665           -
Dilutive effect of
 8-1/2% convertible
 trust originated
 preferred securities . .   10,332,920           -  10,332,920           -
Dilutive effect of
 6-3/4% convertible
 subordinated notes . . .    7,617,155           -   4,059,693           -

Weighted average number
 of common shares out-
 standing, as adjusted. .   83,972,375  70,029,394  81,299,724  69,964,776



















                                                   (continued on next page)

                                                               Exhibit 11.1
                                                               Page 3 of 3

                        CONTINENTAL AIRLINES, INC.
         STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS (1)
             (In thousands of dollars, except per share data)

                                 Three Months            Six Months
                                Ended June 30,          Ended June 30,
                              1996        1995        1996        1995
Income applicable
 to common shares . . . .  $  166,203  $  100,436  $  252,825  $   68,766
Add interest expense
 associated with the
 assumed reduction of
 borrowings, net of
 federal income tax
 effect . . . . . . . . .           -       4,175           -       8,395
Add interest expense
 associated with the
 assumed conversion of
 convertible debentures .           -           -         442           -
Add interest expense
 associated with the
 assumed conversion of
 8-1/2% convertible
 trust originated
 preferred securities,
 net of federal income
 tax effect . . . . . . .       3,177           -       8,472           -
Add interest expense
 associated with the
 assumed conversion of
 6-3/4% convertible
 subordinated notes,
 net of federal
 income tax effect. . . .       2,322           -       2,577           -

Income, as adjusted . . .  $  171,702  $  104,611  $  264,316  $   77,161

Per share amount. . . . .  $     2.04  $     1.49  $     3.25  $     1.10


(1) On June 26, 1996, the Board of Directors of the Company declared a two-for-one stock split (the "Stock Split") pursuant to which (a) one share of the Company's Class A common stock, par value $.01 per share, was issued for each share of Class A common stock outstanding on July 2, 1996 (the "Record Date") and (b) one share of the Company's Class B common stock, par value $.01 per share, was issued for each share of Class B common stock outstanding on the Record Date. Shares issuable pursuant to the Stock Split were distributed on or about July 16, 1996. All share and earnings per share information for prior periods has been adjusted for the Stock Split.